Exhibit 23
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                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Commonwealth Industries, Inc. on Form S-8 (File No. 33-90292) of our report dated June 25, 1998, on our audits of the financial statements and supplemental schedules of the Commonwealth Aluminum Corporation Performance Sharing Plan for Collectively Bargained Employees and the Commonwealth Aluminum Corporation Performance Sharing Plan for Salaried Employees as of December 31, 1997 and
1996, and for the years ended December 31, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 11-K.


COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
June 29, 1998